Exhibit 10.1

                        INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT made, entered into and effective as of April 1, 2012 (the "Effective Date").

BY AND BETWEEN:

PSYCHIC FRIENDS NETWORK, INC. a company duly incorporated under the laws of the State of Nevada (the "Company")

AND:

PIKESVILLE PICTURES, INC. a California corporation

WHEREAS, Marc Lasky ("Lasky") has been appointed as Chief Executive and Financial Officer of the Company by the Company's board of directors;

WHEREAS, Lasky provides such officer services to the Company on a consulting basis through his consulting firm Pikesville Pictures, Inc. (the "Consultant"); and

WHEREAS, the Consultant and the Company desire to enter in to an agreement for the terms and conditions for the provision of such consulting services.

NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each party), the parties agree as follows:

                         ARTICLE 1: SERVICES AND PAYMENT

1.1. The Company engages the Consultant as an independent contractor to provide Lasky only to provide the services described in Schedule `A' attached hereto (the "Services") from April 1, 2012 (the "Services Start Date") until removal of Lasky as an officer of the Company by action of the board of directors of the Company or by any other lawful method of removal (the "Services Completion Date"), and the Consultant agrees to perform such Services.

1.2. The Company will pay to the Consultant the fees indicated in Schedule `A' (the "Fees"), in full payment and reimbursement for providing the Services and for necessary expenses incurred in connection therewith, in the manner and at the times set out in Schedule `A' attached hereto, and the Consultant will accept such fees and expenses as full payment and reimbursement as aforesaid.

                         ARTICLE 2: TERM AND TERMINATION

2.1. The term of this Agreement shall commence on the Effective Date set forth on the first page, and terminate at the end of the Services Completion Date, unless terminated prior to that date pursuant to this Article 2 (the "Term").
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2.2.  Notwithstanding any other provision of this Agreement,  this Agreement may be terminated by either party giving,  at any time,  and for any reason,  thirty
(30) days prior written notice of termination to the other party, and if this Agreement is so terminated the Company will be under no further obligation to the Consultant except to pay to the Consultant such fees and expenses as the Consultant may be entitled to receive for Services provided to the date this Agreement is so terminated.

2.3.  Notwithstanding  any  other  provision  of  this  Agreement,  if:

(a) the Consultant fails to comply with any provision of this Agreement; or

(b) any representation or warranty made by the Consultant in this Agreement is untrue or incorrect;

(c) the Consultant breaches any covenant in this Agreement; or

(d) unless given the express written consent of the board of directors of the Company, the Consultant fails to perform the Services required in full for any consecutive period of 10 calendar days, then, and in addition, to any other remedy or remedies available to the Company, the Company may, at its sole discretion and option, terminate this Agreement immediately upon written notice of termination to the Consultant, and if such option is exercised, the Company will not be under any further obligation to the Consultant except to pay to the Consultant such fees and expenses as the Consultant may be entitled to receive for Services provided to the date this Agreement is so terminated.

2.4. Notwithstanding any other provisions of this Agreement, the provisions of Articles 5, 6, 7, and 8 of this Agreement and all obligations of each party that have accrued before the effective date of termination of this Agreement that are of a continuing nature will survive termination or expiration of this Agreement.

                        ARTICLE 3: INDEPENDENT CONTRACTOR

3.1. The Consultant will be an independent contractor and not the servant, employee or agent of the Company, it being recognized, however, that to the extent the provisions of this Agreement result in the creation of an agency relationship to allow the Consultant to perform certain of the Services on behalf of the Company, then the Consultant will, in that context, be the agent of the Company, as the case may be.

3.2. The board of directors of the Company may, from time to time, give such instructions to the Consultant as it considers necessary in connection with the nature of the Services that the Consultant is required to provide, which instructions the Consultant will follow, but the Consultant will not be subject to the control of the board of directors of the Company in respect to the manner in which such instructions are carried out.

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3.3. The Consultant will promptly pay, and be solely  responsible for paying, as the same become due and payable as a result or consequence of monies paid or payable by the Company to the Consultant pursuant to this Agreement, all amounts payable pursuant to applicable tax statutes, workers' compensation or workplace safety and insurance statutes, pension plan statutes, and any other taxes, statutory deductions, contributions, and assessments on income required by the State of California, the Government of the United States, and any other government or regulatory authority, agency or body.

3.4. The Consultant agrees to indemnify and save harmless the Company and every member of the Company's board of directors against and for all and any claims, assessments, penalties, interest charges and legal fees and disbursements and taxes incurred as result of having to defend same made against the Company or any member of the Company's board of directors as a result of the Consultant's failure to comply with Article 3.3 of this Agreement, or as a result of any decisions or investigations made by any government agency or body in connection with the relationship between the parties hereto.

3.5. The Consultant, as an independent contractor, is not entitled to participate in any benefits or pension plan provided by the Company to any of its employees. The Consultant will not receive any of the following or similar payments from the Company: vacation pay; holiday pay; sick pay; overtime pay; benefits; automobile allowance or company car; or (unless authorized in writing by the board of directors of the Company) expense reimbursement.

3.6. Subject to compliance with the provisions of this Agreement, the Consultant may, at any time or times during the Term, carry on the business of providing services to the general public either alone or in association or partnership with another or others, so long as such provision of services does not: create a conflict of interest with the interests of the Company; hinder the Consultant from providing the Services to the Company; or prevent the Consultant from providing the Services in a timely and competent manner.

3.7. The Consultant shall maintain, provide, and retain at the Consultant's own expense entirely, such offices, facilities, and equipment as are necessary to perform the Services, but shall be required upon request of the Company, perform the Services at the Company's premises and/or using the Company's equipment. Unless express permission is given by the Company, the Consultant shall not remove any of the Company's equipment from the Company's premises.

3.8. Subject to Article 4.4 of this Agreement, the Consultant shall be responsible for supplying and paying for the Consultant's own office support staff, if any, in which case the Consultant shall comply with the requirements of Articles 4.2 and 4.3 of this Agreement.

3.9. The Consultant shall, at the Consultant's own cost, obtain and maintain in force throughout the Term of this Agreement all certifications and licenses necessary to qualify the Consultant in connection with providing the Services in a lawful manner.

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                   ARTICLE 4: ASSIGNMENT AND CONSULTANT STAFF

4.1. The Consultant will not, without the prior written consent of the Company, assign or transfer this Agreement, in whole or in part.

4.2. Any and all personnel hired by the Consultant, as employees, consultants, agents, subcontractors or otherwise (collectively the "Staff") shall be the responsibility of the Consultant. The Consultant agrees to inform all Staff in writing at the time that such Staff are hired by the Consultant that such Staff are not employees of the Company and that the Company has no present or future obligation to employ such Staff or provide such Staff with any compensation or employment benefits. The Consultant will be solely responsible for the acts of such Staff and the Staff will conduct their activities at the Consultant's risk, expense, and supervision. The Consultant warrants and covenants that the Staff shall be subject to all of the obligations applying to the Consultant pursuant to this Agreement.

4.3. No contract entered into between the Consultant and any Staff will relieve the Consultant from any of the Consultant's obligations under this Agreement or impose any obligations or liability upon the Company to any Staff.

4.4. Notwithstanding any other provision of this Agreement, the Company reserves the right to restrict or prohibit the engagement of any Staff hired by the Consultant to assist with providing the Services, if the Company reasonably deems that such person is impairing or will impair the execution or completion of the Services in a competent or timely manner.

                   ARTICLE 5: OWNERSHIP AND RETURN OF PROPERTY

5.1. All property including, but not limited to, files, manuals, equipment, securities, and monies of any and all customers of the Company related to the provision of the Services that are, from time to time, in the possession or control of the Consultant will be, at all times, the exclusive property of the Company. The Consultant shall forthwith deliver all aforesaid property to the Company on the earlier of:

(a) the termination of this Agreement;

(b) the completion by the  Consultant of the provision of the Services;  and

(c) upon the request, at any time, by the Company.

5.2. The Consultant agrees that upon termination of this Agreement, he shall at once deliver to the Company all books, manuals, reports, documents, records, effects, money, securities, whether in print or stored electronically, or other property belonging to the Company or for which the Company is liable to others which are in the Consultant's possession, charge, control or custody.

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                           ARTICLE 6: CONFIDENTIALITY

6.1.  The  Consultant  acknowledges  and agrees  that the  Company  has  certain confidential information which is defined to include, but not limited to, knowledge of trade secrets whether patented or not, computer programs, research and development data, testing and evaluation plans, business plans, opportunities, forecasts, products, strategies, proposals, suppliers, sales, manuals, work programs, financial and marketing information, customer lists or names, and information regarding customers, contracts and accounts of the Company whether printed, stored electronically, or provided verbally (the "Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include:

(a) information that has become generally available to the public other than as a result of a disclosure in breach of this Agreement;

(b) information that is lawfully received on a non-confidential basis by the Consultant from a source other than the Company or any of its respective subsidiaries, parent company, affiliates, directors, officers, employees, agents, advisors or other representatives and such source is not prohibited from transmitting or disclosing the data or information by reason of any contractual, legal or fiduciary obligation; or

(c) information that the Consultant must disclose pursuant to the requirements of law, provided that the Consultant provides prompt written notice to the Company of such required disclosure so that the Company may seek a protective order or other appropriate remedy or waive compliance with the requirements of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company does not waive compliance with the requirements of this Agreement, the Consultant agrees to furnish only that portion of the information that he is advised by the Consultant's legal counsel in writing that the Consultant is legally required to disclose and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

6.2. The Consultant acknowledges and agrees that the Confidential Information developed or acquired by the Company is among the Company's most valuable assets and its value may be destroyed by dissemination or unauthorized use.

6.3. The Consultant agrees to treat as confidential and will not, without the prior written consent of a majority of the Company's board of directors (excluding the Consultant in the event that the Consultant is a member of the board of directors), publish, release or disclose or permit to be published, released or disclosed, either before or after the termination of this Agreement, any Confidential Information other than for the Company's purposes and benefit.

6.4. The Consultant agrees not to use, directly or indirectly, any Confidential Information for the Consultant's own benefit or for the benefit of any person competing or endeavoring to compete with the Company.

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                     ARTICLE 7: CONFLICT AND NON-COMPETITION

7.1. The Consultant shall not, during the Term, provide any service to any person where the performance of that service may or does, in the reasonable opinion of the Consultant or the actual knowledge of the Consultant, give rise to a conflict of interest between the obligations of the Consultant, under this Agreement, and the obligations of the Consultant to such other person.

7.2. If the Consultant is asked by any person otherwise than pursuant to this Agreement, to perform a service the performance of which in the reasonable or actual opinion of the Consultant might result in the Consultant breaching
Article 7.1, then the Consultant shall forthwith notify the Company's board of directors of the particular circumstances and the Company's board of directors will thereafter promptly notify the Consultant whether or not the Consultant may, in light of those circumstances and Article 7.1, perform that service.

7.3. The Consultant agrees that it will not, without the prior written consent of the Company, at any time within twelve (12) months following termination of this Agreement, on the Consultant's own behalf, or on behalf of any person competing or endeavoring to compete with the Company, directly or indirectly solicit, endeavor to solicit, or seek to gain the custom of, canvass, or interfere with any person that

(a) is a customer of the Company as of the date of termination of this Agreement;

(b) was a customer of the Company at any time within twelve (12) months prior to the date of termination of this Agreement; or

(c) has been pursued as a prospective customer by or on behalf of the Company at any time within twelve (12) months prior to the date of termination of this Agreement, and in respect of whom the Company has not determined to cease all such pursuit.

7.4. The Consultant agrees and confirms that the restrictions in Article 7.3 are reasonable and waives all defences to the strict enforcement of them by the Company.

7.5. The Consultant  agrees and confirms that Articles 7.3 (a), 7.3 (b), and 7.3
(c) are each separate and distinct covenants, severable one from the other, and if any such covenant or covenants are determined to be unenforceable in whole or in part, such unenforceability shall attach only to the covenant or covenants as determined, and all other such covenants shall continue in full force and effect.

7.6. Notwithstanding the foregoing, Article 7.3 shall not be valid for:

(a) customers that already have been in contact with the Consultant prior to this Agreement; or

(b) cases where the Company has given prior explicit agreement to the Consultant to solicit customers.

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                          ARTICLE 8: COMPANY'S REMEDIES

8.1. The Consultant agrees that compliance with this Agreement is absolutely necessary for the Company to protect its overall business and position in the marketplace and that a breach of the obligation of secrecy and confidentiality of information of the Company and the other covenants and agreements contained in this Agreement will result in irreparable and continuing damages to the Company for which there will be no adequate remedy at law. As a result and in the event of any breach of any such obligation, covenant or agreement, the Company shall be entitled to such injunctive and other relief as may be proper or as it may be entitled to for each and every instance of such breach from the Consultant.

8.2. The Company may exercise these remedies at such times and in such order as it may choose, and such remedies shall be cumulative. In the event that the Company retains counsel in endeavoring to enforce this Agreement, the Company shall be entitled to recover, in addition to all other relief available, its related expenses and legal fees, as well as all applicable taxes paid and disbursements incurred from the Consultant.

                               ARTICLE 9: NOTICES

9.1. Any notice will be deemed delivered:  (a) on the day of delivery in person;
(b) one day after deposit with an overnight courier, fully prepaid; (c) on the date sent by facsimile transmission; (d) on the date sent by e-mail, if confirmed by registered mail (return receipt requested); or (e) four days after being sent by registered mail (return receipt requested).

9.2. Any notice permitted or required under the Agreement must be in writing and be sent such reasonable address or fax number at which personal delivery may be effected of which a party may from time to time give notice.

9.3. Either party may, from time to time, advise the other party by notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified will, for the purposes of paragraph 9.1, be conclusively deemed to be the address of the party giving such notice.

                          ARTICLE 10: OWNERSHIP OF WORK

10.1. The Consultant hereby assigns to the Company the Consultant's entire right, title and interest in and to all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material, which may be conceived by the Consultant or developed or acquired by the Consultant during the Term of this Agreement, which may pertain directly to the business of the Company or any of its subsidiaries, parent company, or affiliates (the "Work Product"). The Consultant agrees to disclose fully all such developments to the Company upon its request, which disclosure shall be made in writing promptly following any such request. The Consultant shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or desirable to enable the Company or any of its subsidiaries to file and prosecute applications for, and

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to acquire, maintain and enforce, all patents,  trademarks and copyrights in all countries in connection with any component of the Work Product.

10.2. The Consultant agrees to assign, on an ongoing basis throughout the Term of the Agreement, exclusively to the Company in perpetuity, all right, title and interest of any kind whatsoever, in and to the Work Product, including any and all copyrights thereto (and the exclusive right to register copyrights). Accordingly, all rights in and to the Work Product, including any materials derived therefrom or based thereon and regardless of whether any such Work Product is actually used by the Company, shall from its creation be owned exclusively by the Company, and the Consultant will not have or claim to have any rights of any kind whatsoever in such Work Product. Without limiting the generality of the foregoing, Consultant will not make any use of any of the Work Product in any manner whatsoever without the Company's prior written consent, which may be withheld at the sole discretion of the Company.

10.3. Notwithstanding the foregoing, the Company acknowledges that the Consultant does not work on an exclusive basis. Any Work Product attributable to the Consultant's other and pre-existing customers (the "Other Clients") are excluded from paragraphs 10.1 and 10.2.

                               ARTICLE 11: GENERAL

11.1. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all matters herein, and there are no other agreements in connection with this subject matter except as specifically set forth or referred to in this Agreement. This Agreement supersedes any and all prior agreements and understandings relating to the subject matter. Both parties acknowledge that neither of the parties has been induced to enter into this Agreement by any representation or writing not incorporated into this Agreement.

11.2. Governing Law. This Agreement will in all respects be governed exclusively by and construed in accordance with the laws of the State of Nevada.

11.3. Amendments. This Agreement may only be amended if such amendment is confirmed in writing by both parties.

11.4. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one and the same original document. Each party may deliver a counterpart signature page by facsimile transmission.

11.5. Severability. If any portion of this Agreement is declared invalid or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions herein, and such unenforceable portion shall be severed from the remainder of the Agreement.

11.6. Waivers. A waiver of any default, breach, or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver will be inferred from or implied by any failure to act

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or  delay  in  acting  by  a  party  in  respect  of  any  default,   breach  or
non-observance or by anything done or omitted to be done by the other party. Any waiver by a party of any default, breach or non-compliance under this Agreement will not operate as a waiver of that party's right under this Agreement in respect of any continuing or subsequent default, breach or non-observance.

11.7. Headings. The headings used in this Agreement are for the convenience of reference only and do not form part of or affect the interpretation of this Agreement.

11.8. Schedules. Any Schedules to this Agreement are an integral part of this Agreement as if set out at length in the body of this Agreement.

11.9. Conflict. In the event that there is a conflict or inconsistency between the wording of any of this Agreement and any Schedule, the Schedule shall govern.

11.10. Further Assurances. The parties agree to do all such other things and to take all such other actions as may be necessary or desirable to give full effect to the terms of this Agreement.

11.11. Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

11.12. "Person". In this Agreement, the term "person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity; 11.13. Statute. Any reference to a statute in this Agreement, whether or not that statute has been defined or cited, includes all regulations made under it, any amendments made to it and in force, and any statute passed in replacement of or in substitution for it.

                                    * * * * *

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IN WITNESS  WHEREOF the parties  have duly  executed  this  Agreement by signing below as of the Effective Date.

Psychic Friends Network, Inc.


/s/ Mike Lasky
-----------------------------
Mike Lasky
President


Pikesville Pictures, Inc.


/s/ Marc Lasky
-----------------------------
Marc Lasky
Title:
       ----------------------

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                                  SCHEDULE `A'
SERVICES

The Consultant is engaged to provide Marc Lasky as Chief Executive and Financial Officer of the Company.

Duties include:

(a) at all times serving the best interests of the Company;

(b) developing appropriate strategies and business plans of the Company (including principally business development, growth and marketing strategies and plans) for consideration and approval of the board of directors of the Company;

(c) managing the performance of the strategies and plans approved by the board of directors of the Company from time to time;

(d) representing the Company to the public and the public markets, for the purposes of seeking investor capital and in general;

(e) overseeing the discharge of their respective functions by the other senior officers and executives of the Company;

(f) assuming overall responsibility for the management of the Company as a whole;

(g) fully informing the board of directors, upon request from time to time, of the matters and things done, and to be done, by the Consultant in connection with the provision of the Services and, if so requested by the board of directors, submitting such information in writing in a timely manner;

(h) attending and participating in all meetings of the board of directors except for such meetings where attendance is not reasonably practicable; and

(i) reporting to the board of directors of the Company from time to time regarding the performance and prospects of the Company.

FEES

The Fees payable to the Consultant for provision of the Services shall be the following amounts in the lawful currency of the United States per month (or a pro-rated amount for any partial months during which the Services are performed), payable within ten (10) days following the end of the month within which the Services were completed, provided that the Consultant fully performs the Services and complies with all requirements of this Agreement.

a) Cash compensation: $2,250 per week

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